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                                                        EXHIBIT 23.5


                      CONSENT OF THE CARSON MEDLIN COMPANY


We hereby consent to the inclusion as Appendix B to the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Regions Financial corporation of our letter to the Board of Directors of SB&T Corporation and to the references made to such letter and to the firm in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        /s/ The Carson Medlin Company


                                        THE CARSON MEDLIN COMPANY


Raleigh, North Carolina
April 9, 1997